Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-181080, 333-188564, and 333-264891 on Form S-8, and Registration Statement No. 333-266428 on Form S-3 of our report dated February 17, 2023, relating to the financial statements of DCP Midstream, LP in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 22, 2023